UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 18, 2007 (July 12, 2007)

Newcastle Investment Corp.

(Exact Name of Registrant as Specified in Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-31458 (Commission File Number)	81-0559116 (IRS Employer Identification No.)

1345 Avenue of the Americas, New York, NY (Address of Principal Executive Offices)	10105 (Zip Code)

(212) 798-6100
Registrant’s Telephone Number, Including Area Code

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 12, 2007, Newcastle Investment Corp. (the “Company”) closed on the securitization of the subprime residential mortgage loan portfolio it purchased in March and April 2007.

The Company, through Newcastle Mortgage Securities Trust 2007-1 (the “Trust”), issued $1.02 billion face amount of investment grade notes of which $979 million were sold to third parties. Newcastle will initially invest approximately $53 million of equity in the transaction. This comprises approximately $46 million invested in 100% of the below investment grade notes and equity and approximately $7 million, net of financing, invested in $39 million face amount of notes rated Baa1 through Baa3 by Moody’s Investors Service and A to BBB by Standard & Poor’s.

The proceeds from this securitization were used to repay short-term financing provided by an investment bank. The notes issued by the Trust (the “Notes”) have a stated maturity of April 2037.

The Company, as the holder of the equity of the Trust, has the option to redeem the Notes once the aggregate principal balance of the mortgage loans is equal to or less than 10% of the aggregate original principal balance of the mortgage loans securitized. The transaction between the Company and the Trust qualifies as a sale for accounting purposes. However, 10% of the loans which are subject to such optional redemption by the Company are not treated as being sold. As a result, approximately 90% of the Notes will be accounted for as an off-balance sheet financing.

As is customary in any financing, the indenture governing the Notes contains standard provisions for the acceleration of the Trust’s obligations upon an event of default.

The following is a summary of the key characteristics of the securitized portfolio as of June 1, 2007 (the “Cut-off Date”):

•	100% of the mortgage loans are current and none of the mortgage loans have been delinquent since origination;
•	Weighted average loan seasoning of 5 months;
•	95% secured by first liens;
•	93% are owner occupied;
•	Weighted average borrower FICO score at loan origination of 647;
•	Weighted average gross coupon of 7.74%;
•	Average loan-to-value ratio of 83%;
•	70% are adjustable rate with initial fixed rate periods ranging from 2 to 5 years and 30% are fixed rate;
•	4,648 mortgage loans; and
•	29% located in California, 13% in Florida, 11% in New York and the remaining 47% located in 43 other states.

The loans are being serviced by Nationstar Mortgage LLC, an affiliate of the Company.

Item 9.01	Financial Statements And Exhibits
(d)	Exhibits
99.1	Press Release, dated July 12, 2007, issued by Newcastle Investment Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Newcastle Investment Corp. (Registrant)
Date: July 18, 2007	By:	/s/ Debra A. Hess
Name: Debra A. Hess Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated July 12, 2007, issued by Newcastle Investment Corp.